In re Washington Mutual, Inc., et al.
Case No. 08-12229 (MFW)

OFFICE OF THE UNITED STATES TRUSTEE - REGION 3

POST-CONFIRMATION QUARTERLY SUMMARY REPORT

This Report is to be submitted for all bank accounts that are presently maintained by the post confirmation debtor.

Debtor's Name: Washington Mutual Inc., et al	Bank: Various

Bankruptcy Number: 08-12229 (MFW)	Account Number: Various

Date of Confirmation: February 24, 2012	Account Type: Various

Reporting Period (month/year):	March 1, 2012 through March 31, 2012 (includes cash transactions for last period before March 19, 2012, the “Effective Date”)

Beginning Cash Balance (Bank Balance – Debtors):	$4,019,971,192

All receipts received by the Debtors and WMI Liquidating Trust (“Trust”) on behalf of the Debtors:

Cash Sales / Interest:	$447,729

Collection of Accounts Receivable:	$0

Proceeds from Litigation / Settlement:	$2,852,911,974

Sale of Debtor’s Assets:	$869,490,252

Other Cash Receipts /Transfers	$11,574,076

Total of cash received:	$3,734,424,031

Total of cash available:	$7,754,395,223

Less all disbursements or payments (including payments made under the confirmed plan) made by the Debtor and the Trust:

Disbursements made under the plan, excluding the administrative claims of bankruptcy professionals (includes cash capitalization of Successor to the Debtors, Reorg WMI):	$6,792,388,375

Disbursements made pursuant to the administrative claims of bankruptcy professionals:	$21,576,833

All other disbursements made in the ordinary course:	$703,572

Total Disbursements	$6,814,668,780

Ending Cash Balance (at Trust)	$939,726,443

Pursuant to 28 U.S.C. Section 1746(2), I hereby declare under penalty of perjury that the foregoing is true and correct to the best of my knowledge and belief.

April 30, 2012	/s/ John Maciel
Date	John Maciel, Chief Financial Officer

WMI Liquidating Trust

March 2012 Quarterly Summary Report – UNAUDITED

TABLE OF CONTENTS

Page	Description

1	Background/Disclaimer

Pre-Effective Report

3	Schedule of Cash Receipts and Disbursements -- for March 1, 2012 through March 19, 2012 (Effective Date)

Post-Effective Reports

4	Schedule of Cash Receipts and Disbursements -- for March 20, 2012 through March 31, 2012

5	Statement of Net Assets in Liquidation (Balance Sheet)

6	Statement of Changes in Net Assets in Liquidation (Income Statement)

7	Notes to the Financial Statements

11	Rollforward of Liquidating Trust Interests

12	Next Dollar Analysis

13	Rollforward of Disputed Claims Reserve

BACKGROUND / DISCLAIMER

This Quarterly Summary Report of the WMI Liquidating Trust (the “Trust”) , as successor-in-interest to Washington Mutual, Inc. (“WMI”) and WMI Investment Corp. (together referred to as the “Debtors”), to the United States Bankruptcy Court for the District of Delaware (“Bankruptcy Court”) covering the period from  March 19, 2012 through  March 31, 2012 (along with the Schedule of Cash Receipts and Disbursements for the pre-Effective Date period from March 1, 2012 through March 19, 2012), was prepared solely for the purpose of complying with the quarterly operating guidelines as described in the Chapter 11 Trustee Handbook, United States Department of Justice, May 2004 in accordance with 28 U.S.C. §1746(2).  This Quarterly Summary Report is limited in scope, covers only a limited time period, and is not intended to serve as a basis for investment in any security of any issuer.  This Quarterly Summary Report was prepared in accordance with liquidation basis accounting.  The financial data reflected in this document were not audited or reviewed by an independent registered public accounting firm and are subject to future adjustment and reconciliation.  Given its special purpose and limited scope, this report does not include all adjustments and notes that would be required to report in accordance with Generally Accepted Accounting Principles as adopted by the Financial Accounting Standards Board (“FASB”).  Results set forth in the Quarterly Summary Report should not be viewed as indicative of future results.  This disclaimer applies to all information contained herein.

On September 26, 2008 (the “Petition Date”), the Debtors commenced voluntary cases under Chapter 11 of title 11 of the United States Code with the Bankruptcy Court.  Prior to the Petition Date, on September 25, 2008, the Director of the Office of Thrift Supervision appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Washington Mutual Bank (“WMB”), a subsidiary of WMI, and advised WMI that the receiver was immediately taking possession of WMB’s assets.  Immediately after its appointment as receiver, the FDIC sold substantially all the assets of WMB, including the stock of Washington Mutual Bank fsb, to JPMorgan Chase Bank, National Association (“JPMC”) pursuant to that certain Purchase and Assumption Agreement, Whole Bank, dated as of September 25, 2008.

After hearing testimony and argument regarding confirmation of the Seventh Amended Joint Plan of Affiliated Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code that the Debtors filed with the Bankruptcy Court on December 12, 2011 (and as subsequently amended and modified from time to time, the “Plan”), and by order, entered February 24, 2012, the Bankruptcy Court confirmed the Plan (the “Confirmation Order”) [D.I. 9759].  After the satisfaction or waiver of the conditions described in the Plan, the transactions contemplated by the Plan were consummated on March 19, 2012 (the “Effective Date”), and, on March 23, 2012, the Debtors made the initial distribution pursuant to the Plan (the “Initial Distribution”).  WMI emerged on the Effective Date as a newly reorganized company, WMI Holdings Corp. (“Reorganized WMI”).

In addition, the Plan provided for the creation of the Trust, which was formed on March 6, 2012, pursuant to the execution of the liquidating trust agreement dated as of March 6, 2012, by and among the Debtors, William C. Kosturos, as the liquidating trustee, and CSC Trust Company of Delaware, as the Delaware resident trustee (the “Liquidating Trust Agreement”).   On or shortly after the Effective Date, certain of the Debtors’ assets were transferred to the Trust for the benefit of those stakeholders who were not paid in full in the Initial Distribution or whose claims remain disputed.   The Trust is a successor-in-interest to the Debtors pursuant to the Plan and the Liquidating Trust Agreement.  The Trust has an initial term of three years from the Effective Date, subject to extension for up to an additional three years (subject to certain limited exceptions) with the approval of the Bankruptcy Court.

As the successor-in-interest to WMI, the Trust will bear the responsibility for future reporting to the Bankruptcy Court.  This Quarterly Summary Report begins on the Effective Date of the Plan, March 19, 2012.  However, the final Monthly Operating Report filed on behalf of the Debtors covered the monthly period ended on February 29, 2012.  Therefore, this report also includes a Schedule of Cash Receipts and Disbursements for the pre-Effective Date transactions from March 1, 2012 through the Effective Date.

The Trust reports in accordance with liquidation basis accounting, which requires the reporting entity to report its assets and liabilities based on net realizable values, or the cash the Trust expects to receive for its assets.  For purposes of the Quarterly Summary Reports, management has used the fair market values assigned to the assets for tax reporting purposes.  Valuation of assets requires management to make difficult estimates and judgments.   Management used the services of an independent valuation firm to make its estimates for select assets. Estimates necessarily require assumptions, and changes in such assumptions over time could materially affect the results.  Due to the inherently uncertain nature of estimates and the underlying assumptions, the actual cash to be received by the Trust from liquidation of assets and liabilities will likely be different than reported.  Ongoing adjustments and reconciliations will be reflected in future Quarterly Summary Reports filed with the Bankruptcy Court (which the Trust will file with the U.S. Securities and Exchange Commission, or “SEC”, under cover of Form 8-K), and in the Trust’s modified annual report on Form 10-K to be filed with the SEC for its fiscal year ending December 31, 2012.

The information provided in the notes to the financial statements are provided to offer additional information to the readers of this report.  However, the information is not complete and should be read in conjunction with the Plan and Disclosure Statement.  In addition, readers are encouraged to visit the Trust’s website at www.wmitrust.com, which contains a link to the Trust’s filings with the SEC.

Washington Mutual, Inc., et al.	Case No. 08-12229 (MFW)
MOR 1 -- Schedule of Cash Receipts and Disbursements
Period from 03/01/2012 through 03/19/2012 - the Effective Date

	Washington Mutual, Inc.						NEW		WMI Investment Corp.
Account	Deposit	Deposit	Deposit	Deposit	Money Market	General	General		Deposit	General
Bank	WMB/JPM	WMB/JPM	WMB/JPM	WMB/JPM	Bank of America	Bank of America	US Bank		WMB/JPM	Bank of America
Bank Account	xxx0667	xxx4234	xxx9626	xxx9663	xxx0658	xxx4228	Reorganized	WMI	xxx4704	xxx4231	WMI Inv Corp	Combined
GL Account	70 /10450	70 / 10441	70 / 10451	70 / 10452	70 / 12510	70 /10305	Debtor	Total	467 / 10450	467 / 10305	Total	Total

Opening Balance - 02/28/2012	262,610,112	3,686,006,077	4,673	751,434	11,998,293	4,549,903	-	3,965,920,492	53,748,735	301,965	54,050,700	4,019,971,192

Receipts

Interest & investment returns	29,668	340,082	-	85	-	721	-	370,556	5,904	52,998	58,902	429,458
Final distribution from Assurant Trust	-	-	-	-	-	8,003,490	-	8,003,490				8,003,490
Receipts under GSA	-	-	-	-	-	2,852,911,974	-	2,852,911,974				2,852,911,974
Distributions from subsidiaries	-	-	-	-	-	64,834,372	-	64,834,372	(53,754,639)	(354,854)	(54,109,493)	10,724,879
Asset monetization	-	-	-	-	-	144,498,710	-	144,498,710			-	144,498,710
Misc receipts	-	-	-	-	-	341,237	-	341,237			-	341,237
Total Receipts	29,668	340,082	-	85	-	3,070,590,505	-	3,070,960,340	(53,748,735)	(301,856)	(54,050,591)	3,016,909,749

Transfers

Transfer to BofA General Account	(74,092,853)	(3,686,346,159)	(4,673)	(751,519)		3,761,195,204	-	(0)	-	-	-	(0)
Sweep to/(from) Money Market account	-	-	-	-	(11,998,293)	11,998,293	-	-	-	-	-	-
Transfer to new account - Reorganized Debtor	-	-	-	-		(75,000,000)	75,000,000	-	-	-	-	-
Transfer WMI Inv short term securities to WMI	-	-	-	-		223,152,300	-	223,152,300	-	(223,152,300)	(223,152,300)	-
Transfer (to)/from Wells Managed Account	-	-	-	-	-	493,835,752	-	493,835,752	-	223,152,300	223,152,300	716,988,051
Total Transfers	(74,092,853)	(3,686,346,159)	(4,673)	(751,519)	(11,998,293)	4,415,181,548	75,000,000	716,988,051	-	-	-	716,988,051

Disbursements

Salaries and benefits	-	-	-	-	-	422,519	-	422,519	-	-	-	422,519
Travel and other expenses	-	-	-	-	-	12,898	-	12,898	-	-	-	12,898
Occupancy and supplies	-	-	-	-	-	49,571	-	49,571	-	-	-	49,571
Professional fees	-	-	-	-	-	21,233,786	-	21,233,786	-	-	-	21,233,786
Other outside services	-	-	-	-	-	17,298	-	17,298	-	69	69	17,367
Bank fees	-	-	-	-	-	78,216	-	78,216	-	40	40	78,256
US Trustee quarterly Fees	-	-	-	-	-	-	-	-	-	-	-	-
Directors fees	-	-	-	-	-	30,000	-	30,000	-	-	-	30,000
Distribution to Tax Refund Escrow	-	-	-	-	-	15,995,060	-	15,995,060	-	-	-	15,995,060
Distributions to Creditors	-	-	-	-	-	6,511,562,058	-	6,511,562,058	-	-	-	6,511,562,058
Distribution to Trust	-	-	-	-	-	939,636,220	-	939,636,220	-	-	-	939,636,220
Distributions to JPMorgan	188,546,927	-	-	-	-	1,284,331	-	189,831,257	-	-	-	189,831,257
Total Disbursements	188,546,927	-	-	-		7,490,321,956	-	7,678,868,883	-	109	109	7,678,868,992

Net Cash Flow	(262,610,112)	(3,686,006,077)	(4,673)	(751,434)	(11,998,293)	(4,549,903)	75,000,000	(3,890,920,492)	(53,748,735)	(301,965)	(54,050,700)	(3,944,971,192)

Ending Cash - March 19, 2012	-	-	-	-	-	-	75,000,000	75,000,000	-	-	-	75,000,000

GL Balance	-	-	-	-	-	-	75,000,000	75,000,000	-	-	-	75,000,000

Net value - short-term securities								-			-	-

Total Cash & Cash Equivalents								75,000,000			-	75,000,000

WMI Liquidating Trust
March 2012 Quarterly Summary Report - UNAUDITED
Schedule of Cash Receipts and Disbursements

	For the Period from Effective Date through March 31, 2012

	Cash	Litigation Reserve	Disputed Claim Cash	Restricted Cash	Total
Beginning Cash - Effective Date	$140,117,720	$20,000,000	$725,779,642	$53,738,857	$939,636,220

Receipts
Interest /Investment Income Received					-
Treasury Bill accretion	-	-	18,271	-	18,271
Sale / Monetization of Debtor's assets	-	-	-	-	-
Collection of tax receivable	-	-	-	-	-
Proceeds from Litigation	-	-	-	-	-
Proceeds from run-off notes	-	-	-	-	-
Other receipts	40,825	-	-	467,135	507,961
Total Receipts	40,825	-	18,271	467,135	526,231

Transfers
Disallowance of disputed claims	-	-	-	-	-
Allowance of disputed claims			(3,177,305)	3,177,305	-
Other transfers	-	-	-	-	-
Total transfers	-	-	(3,177,305)	3,177,305	-

Disbursements/Payments

Disbursements to Liquidating Trust Interests	-	-	-	-	-

Disbursements to claims allowed (i.e. releases, etc.)	-	-	-	-	-

Disbursements made to bankruptcy professionals
For services prior to the effective date	343,047	-	-	-	343,047
For services after the effective date	-	-	-	-	-

Disbursements in ordinary course:
Salaries and benefits	38,064	-	-	-	38,064
Travel and other expenses	-	-	-	-	-
Occupancy and supplies	41,547	-	-	-	41,547
Other outside services	13,350	-	-	-	13,350
Other disbursements	-	-	-	-	-
					-
Disbursements in ordinary course	92,961	-	-	-	92,961

Total Disbursements	436,008	-	-	-	436,008

Ending Cash and Cash Equivalants	$139,722,538	$20,000,000	$722,620,608	$57,383,298	$939,726,443

WMI Liquidating Trust
March 2012 Quarterly Summary Report - UNAUDITED
Statements of Net Assets in Liquidation
(Liquidation Basis)

	03/31/2012	Effective Date
Assets:
Cash and cash equivalents	$139,722,538	$140,117,720
Cash held in reserve for litigation costs	20,000,000	20,000,000
Cash held in reserve for disputed claims	722,620,607	725,779,642
Other restricted cash	57,383,299	53,738,857
Total cash and cash equivalents	939,726,443	939,636,219

Income tax receivable	96,000,000	96,000,000
WMI runoff notes	128,395,112	127,851,091
WMI runoff notes (held in Disputed Claims)	1,238,084	1,232,742
Investment in subsidiaries	3,712,494	3,715,263
Prepaid Expenses	942,443	948,080
Other assets	2,261,542	2,285,732
Total assets	$1,172,276,118	$1,171,669,128

Liabilities:
Pre-effective date liabilities	$85,304,408	$94,112,477
Cash held for allowed claimants	57,116,417	53,471,976
Estimated costs to operate trust	37,699,938	40,000,000
Accounts payable	14,604,537	6,123,945
Accrued wages and benefits	65,930	18,261
Other accrued liabilities	2,287,119	133,441
Other post-petition liabilities
Total liabilities	197,078,349	193,860,100

Net assets in liquidation:
Net assets subject to disputed claims	723,858,691	727,012,384
Net assets available to liquidating trust interests	251,339,079	250,796,643
Total net assets	975,197,770	977,809,027

Total liabilities and net assets	$1,172,276,118	$1,171,669,128

WMI Liquidating Trust
March 2012 Quarterly Summary Report - UNAUDITED
Statement of Changes in Net Assets in Liquidation
(Liquidation Basis)

Quarter ending 03/31/2012

Net assets, beginning:	$977,809,027

Income
Interest / Investment income - DCR	18,271
Interest income - runoff notes	549,363
Earnings / (Losses) from subsidiaries	(2,769)
Other income	1,183
Total income	566,048

Expenses
Payroll and benefits	85,560
Occupancy and supplies	15,739
Professional fees & services	2,116,322
Other expenses	82,441

Change in Reserve for Expenses	(2,300,062)
Added / (Reduced) Expense	-

Changes in Market Value
Tax receivable	-
Runoff notes	-
Other	-
Total changes in market value	-

Other items
DCR Claims allowed -- Cash	(3,177,305)
Distributions to LTI holders	-

Total changes in Net Assets	(2,611,257)

Net assets, ending	$975,197,770

NOTES TO FINANCIAL STATEMENTS
(Unless otherwise defined herein, all capitalized terms have the same meaning as defined in the Plan)

Note 1:  Establishing the Trust

The Plan provides for the creation of the liquidating trust, the WMI Liquidating Trust (the “Trust”).  On or shortly after the Effective Date, certain of the Debtors’ assets were transferred to the Trust for the benefit of those stakeholders who were not paid in full in the Initial Distribution made on or about March 23, 2012 or whose claim is disputed.  The Trust is and will continue to be responsible for liquidating, converting to cash and distributing the Trust’s assets to the Trust’s beneficiaries.  The beneficiaries have received, and will continue to receive, under certain circumstances as specified by the Plan, beneficial interests in the Trust in exchange for their unpaid Claims against or Equity Interests in the Debtors (“Liquidating Trust Interests” or “LTI’s”).  The LTI’s are not transferable except by will, intestate succession or operation of law.  The outstanding balance for LTI’s as of March 31, 2012 is reported on the “Rollforward of Liquidating Trust Interests,” below.

Creditors who held unpaid claims as of the Effective Date and who were projected to receive recoveries under the Plan as of such date, have received or will receive LTI’s for their unpaid Allowed Claims entitling them to future distributions from or by the Trust in accordance with the subordination provisions of the Plan.   If distributions from the Trust become available to creditors and Equity Interest holders who have not received LTI’s, additional LTI’s will be issued to effectuate future distributions.

In addition, the Liquidating Trustee will administer the Disputed Claims Reserve (“DCR”).  Holders of claims that have not been allowed (or holders who have not provided the necessary tax forms) did not receive cash or LTI’s as part of the Initial Distribution, and such assets were transferred to the DCR pending resolution of claims (or submission of the necessary tax forms).   Approximately $725.8 million of cash and cash equivalents and $1.2 million of Runoff Notes were distributed by the Debtors to the Trust for the DCR, which in the aggregate represent assets that would have been distributed in payment of claims as part of the Initial Distribution had such claims been allowed as of the Effective Date.  The DCR also effectively holds LTI’s with face value of $352,417,907 at March 31, 2012.

The Trust, as a liquidating trust, is intended to qualify as a grantor trust for U.S. federal and state income tax purposes. A grantor trust is generally not treated as a separate taxpaying entity (i.e., a pass-thru entity); as such, we do not anticipate that the Trust will be subject to income taxation.  See Note 4.

Note 2:  Liquidation Basis Accounting

Given the liquidating nature of the Trust, management is reporting its financial statements using liquidation basis accounting, consistent with AICPA Statement of Position 93-3 (“SOP 93-3”).  Liquidation basis accounting may be considered GAAP for entities who do not intend to continue as a going concern.

Key elements of liquidation basis accounting as set forth in SOP 93-3 include:

•
Assets and liabilities should be reported at their net realizable values.  The Trust is reporting the values consistent with the values used for tax purposes, which were based on estimates made by an independent valuation firm for select assets.

•
Instead of a balance sheet and income statement, the Trust provides a Statement of Net Assets in Liquidation and Statement of Changes in Net Assets in Liquidation.  The Statement of Net Assets should report assets and liabilities at the amount of cash expected to be received or paid in liquidation.  Such a report is inherently uncertain, based as it is on estimates and assumptions.  The cash amounts actually received and paid could be materially different than the reported balances.

•
Record the costs expected to execute the liquidation upfront.  The Trust has recorded a liability for the $40.0 million provided by the Plan to operate the Trust.  As of March 31, the remaining liability is $37.7 million.

Note 3:  Distributions

The Plan provides direction that the Trustee will make distributions on at least a quarterly basis if the distributable cash available is greater than $25 million.  The distribution for the quarter ending March 31, 2012 would be due on May 1, 2012.  Given that the Initial Distribution made by the Trust on March 23, 2012 was so close to quarter end, distributable cash greater than the threshold amount is not available.  Therefore, no distributions will be made to LTI holders for the quarter ended March 31, 2012.

Two general unsecured claims in the DCR were allowed during the quarter.  Therefore, on May 1, the Trust will distribute approximately $3.2 million of cash and LTI’s with a face amount of approximately $0.5 million.

In the February 29, 2012 Monthly Operating Report, the Debtors reported the Initial Distribution to claimants and $931 million of cash to go to the Trust including the DCR.  After final closure of the books and records of the Debtor and the Trust, there were several adjustments.  Cash deemed to have been distributed to the Trust as of the Effective Date was $940 million.  The largest adjustment was for approximately $8 million related to certain professional fees related to the WMB Bank Bondholder claim.  A corresponding liability for pre-Effective Date obligations was also booked; therefore, the cumulative adjustments had minimal impact on the Net Assets of the Trust.

Note 4:  Disputed Claims Reserve

From and after the Effective Date, the Trust will retain, for the benefit of each holder of a disputed claim, Cash, LTI’s and to the extent elected by such holder, Runoff Notes issued by Reorganized WMI, and any dividends, gains or income attributable in respect of any of the foregoing.   The holdings in the DCR will be calculated as if each of the claims were an Allowed Claim in an amount equal to the lesser of (i) the liquidated amount set forth in the filed proof of Claim relating to such Disputed Claim, (ii) the amount in which the Disputed Claim shall be estimated by the Bankruptcy Court pursuant to section 502 of the Bankruptcy Code and constitutes and represents the maximum amount in which such Claim may ultimately become an Allowed Claim, and (iii) such other amount as may be agreed upon by the holder of such Disputed Claim and the Liquidating Trustee; provided, however, that the recovery by any holder of a Disputed Claim shall not exceed the lesser of (i), (ii) and (iii) above.

Pursuant to the Plan and the Liquidating Trust Agreement, the Liquidating Trustee will (A) treat the DCR as a “disputed ownership fund” governed by Treasury Regulation section 1.468B-9 (and make any appropriate elections), and (B) to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes.  Accordingly, the DCR will be a separate taxable entity for U.S. federal income tax purposes, and all distributions from such reserve will be taxable to such reserve as if sold at fair market value.  Any distributions from the DCR will be treated for U.S. federal income tax purposes as if received directly by the recipient from the Debtors on the original Claim or Equity Interest of such recipient.

On the Statement of Net Assets, as of March 31, 2012, specific DCR assets include cash of $722.6 million and Runoff Notes (including interest) of $1.2 million.  Furthermore, the DCR owns a prorata share of the remaining assets of the Trust.  Assets of the DCR will be made available to the LTI holders in accordance with the Plan should disputed claims become disallowed.  For further information regarding the DCR, see the “Rollforward of Liquidating Trust Interests” and the “Rollforward of Disputed Claims Reserve”.

In addition to the DCR, the Plan provides that a Disputed Equity Escrow be established to hold shares of Reorganized WMI for distribution based on the resolution of disputed equity interests.  A dismissal of disputed equity interests will result in redistribution to common shareholders of Reorganized WMI consistent with the distribution of common shares on the Effective Date.  The shares and any cash distributed on behalf of the shares are held in a separate escrow account that is not recorded as an asset of the Trust.  However, the Liquidating Trustee is the escrow agent for the Disputed Equity Escrow.  The Disputed Equity Escrow is taxed in a similar manner to the DCR.  All expenses of the Disputed Equity Escrow (other than taxes) are borne by the Trust.  As of March 31, 2012, there were approximately 5.3 million shares in the Disputed Equity Escrow.

Note 5:  Reserve for Litigation Costs

The Plan requires that the Trust set aside $20 million to potentially pursue proceeds from future litigations and to defend certain claims.  Because it has not been determined whether the funds will actually be spent, the Trust did not record a liability upfront for such costs and the Trust will report costs as incurred.  However, the Trust reports the cash as a separate line item on the Statement of Net Assets and the activity is disclosed on the Schedule of Cash Receipts and Disbursements.  No cash was paid in the quarter ending March 31, 2012 for activities to be paid out of the proceeds set aside for litigation costs.

Note 6:  Taxes

Pursuant to the Plan and the Global Settlement Agreement with JPMC and the FDIC, the Trust and JPMC will share in all remaining future WMI net tax refunds on a 20% / 80% prorata basis, respectively.  There are numerous litigations and refunds remaining at the Federal and State tax levels.  Total net refunds remaining are estimated to be between $200 and $600 million, of which the Trust would receive between $40 and $120 million.  An escrow account was established to accumulate net tax refunds in accordance with the terms of the Global Settlement Agreement.  Management’s current estimate of the Trust’s share of the net tax refunds is $96 million.

Note 7:  Runoff Notes

Pursuant to the Plan, Reorganized WMI issued Runoff Notes in the aggregate original principal amount of $130,000,000.00, maturing on the eighteenth (18th) anniversary of the Effective Date, bearing interest at a rate of thirteen percent (13%) per annum (payable in cash to the extent available and payable in kind through the capitalization of accrued interest at the rate of thirteen percent (13%) per annum to the extent cash is unavailable).  The repayment of the Runoff Notes is limited to certain proceeds from WM Mortgage Reinsurance Company which is a wholly owned subsidiary of Reorganized WMI.

Pursuant to the Plan, creditors were entitled to elect a distribution of Runoff Notes in lieu of Cash received on the Effective Date.  To the extent that eligible Creditors did not elect all of the Runoff Notes, any remaining balance of the Runoff Notes was contributed to the Trust. The Plan provides the conditions with which the Trust can distribute the Runoff Notes.  As of March 31, 2012, the Trust owned $127.9 million of Runoff Notes at face amount and interest receivable of $0.5 million for the benefit of all LTI holders.  In addition, the Trust (through the DCR) holds $1.2 million of Runoff Notes on behalf of disputed claim holders who elected Runoff Notes in lieu of cash.

Note 8:  Cash Held for Allowed Claims

The Plan requires that holders of Allowed Claims provide releases before receiving a distribution.   Allowed claimants have one year after the Effective Date to provide the release.  The Trust has recorded a liability for cash that would have been distributed to allowed claimants who have not provided their release.  Of the $57.1 million in Cash Held for Allowed Claims, $53.0 million is related to claims for which the Trust has not received releases.  The remainder relates to distributions to be made to recently allowed claims on May 1 or other allowed claims awaiting certain actions.  The cash for these claims is presented as Restricted Cash.

Note 9:  Investment in Subsidiaries

The Trust owns two wholly owned subsidiaries.   These subsidiaries have ceased operations and the current value of $3.7 million is predominantly comprised of cash and cash equivalents. The Trust will have the subsidiaries retain cash until it can determine that there is minimal risk of future obligations at the subsidiary level.

WMI Liquidating Trust
March 2012 Quarterly Summary Report - UNAUDITED
Rollforward of Liquidating Trust Interests (1)

	Beginning -- 3/19/12	Post Effective Accretion	Allowed	Disallowed	Disbursement	Other	Ending -- 3/31/12	Projected Distribution on May 1

Senior Notes (Tranche 2)	$86,549,539	$127,350	$-	$-	$-	$-	$86,676,889	$-

Senior Subordinated Notes (Tranche 2)	336,940,518	749,119	-	-	-	-	337,689,637	-

CCB (Tranche 3) (2)	20,628,777	49,824	-	-	-	-	20,678,601	-

PIERS (Tranche 4) (3)	167,721,545	115,405	-	-	-	(557,348)	167,279,602	-

Remaining Postpetition Interest Claim (Tranche 4) (4)	45,294,223	3,931	-	-	-	-	45,298,154	-

Allowed General Unsecured Claims -- GUC (Tranches 2-4)	9,346,744	6,431	466,901	-	-	-	9,820,076	-

LTI balances -- Current LTI holders	666,481,346	1,052,060	466,901	-	-	(557,348)	667,442,959	-

LTI balances -- Disputed Claims Reserve (3) (5)	352,711,571	417,421	(466,901)	-	-	(244,184)	352,417,907	-

TOTAL LTI Balances	$1,019,192,917	$1,469,481	$-	$-	$-	$(801,532)	$1,019,860,866	$-

NOTES

1)
Liquidating Trust Interests are not issued to holders of subordinated claims and equity interests.  Additional LTI's will only be issued to holders of subordinated claims and equity interests if proceeds exceed the face amounts issued to current LTI holders.

2)	CCB balance excludes the portion allocable to holders of CCB common stock (which amounted to $2,080,000 in principal).

3)
PIERS balance represents "Cap" established due to difference between Federal Judgment Rate and Subordinated Contractual Rates.  The adjustment in the "Other" column represents the subordination of PIERS to senior levels, reducing the "Cap", or in other words, the highest possible amount that PIERS holders can collect as of the date of this report.

4)
A Claim by a holder of an Allowed Senior Notes Claim with respect to Floating Rate Notes against any of the Debtors or the Debtors’ estates for interest accrued during the period from the Petition Date up to and including the date of final payment of such Claim, in an amount equal to (a) such holder’s Postpetition Interest Claim minus (b) such holder’s Intercreditor Interest Claim.

5)
The LTI balance in the Disputed Claim Reserve also includes allowed claims which have not yet provided valid IRS Form W-8 / W-9 documentation.  As of March 31, 2012, the DCR held $0 in cash and $252,250,268 of LTI's on behalf of allowed claimants that did not provide the proper tax documentation.

WMI Liquidating Trust
March 2012 Quarterly Summary Report - UNAUDITED
Next Dollar Analysis as of 3/31/12

Remaining Aggregate Distribution	Distribution Description	LTI Distribution Recipient (1) (2)

Up to $610,397,261	Until LTI holders of Senior and Senior Sub are paid in full	Senior CUSIPs	18.4%
		Sr Sub CUSIPs	70.8%
		General Unsecured Claims	10.8%

$610,397,262 - $699,438,771	Until LTI holders of CCBs claims are paid in full	CCB CUSIPs	89.2%
		General Unsecured Claims	10.8%

$699,438,772 - $1,019,860,866	Until LTI holders of Remaining Post-Petition Interest, PIERS and GUC are paid in full	Remaining Post Petition Interest Claim -- Senior Floating	14.1%
		General Unsecured Claims	10.8%
		PIERS CUSIPs	75.1%

NOTES:
(1)
The percentages represent the percentage of each incremental distributed dollar each group would receive.  The percentages represent the group in total.  Due to various elements including, but not limited to, the pro rata calculation on interest versus principal and the timing of the allowance of a claim, the percentage for an individual claim and/or group will vary from the group's total percentage.

(2)	The disputed claims (on an "as if allowed" basis) are included in the General Unsecured Claims percentages.

WMI Liquidating Trust
March 2012 Quarterly Summary Report - UNAUDITED
Rollforward of Disputed Claims Reserve

	Disputed Assets (4)(5)	LTI (4)(6)	Total

Beginning Balance	$727,012,384	$352,711,571	$1,079,723,955

Post-effective Accretion on LTI portion	-	417,421	417,421

Interest Earned on Disputed Assets	23,613	-	23,613

Less: Allowed Clams (1)(2)	(3,177,305)	(466,901)	(3,644,206)

Less: Disallowed Claims	-	-	-

Other Adjustments (3)	-	(244,184)	(244,184)

Ending Balance	$723,858,692	$352,417,908	$1,076,276,600

NOTES:

1)	Cash for allowed claims will be distributed on May 1.
2)	Cash payment for allowed claims includes each claim's prorata portion of the interested earned by the DCR after the Effective Date.
3)	"Other Adjustments" represents the subordination of PIERS to senior levels, reducing the "Cap".
4)
The LTI balance in the Disputed Claim Reserve also includes allowed claims which have not yet provided valid W-8/W-9 documentation.  As of March 31, 2012, the DCR held $0 in cash and $252,250,268 of LTI's for allowed claim holders that did not provide the proper tax documentation.

5)	Disputed Assets includes cash held for the benefit of disputed claims as well as Runoff notes elected by disputed claim holders in lieu of cash on the Effective Date.
6)	The face amount of unpaid claims which represents a claim against the general assets of the Trust, distributable in accordance with the subordination provisions of the Plan.